UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 14, 2022

ELI LILLY AND COMPANY
(Exact Name of Registrant as Specified in its Charter)

Indiana			001-06351	35-0470950
(State or Other Jurisdiction of Incorporation)			(Commission File Number)	(I.R.S. Employer Identification No.)

Lilly Corporate Center,	Indianapolis,	Indiana		46285
(Address of Principal Executive Offices)				(Zip Code)

Registrant’s Telephone Number, Including Area Code: (317) 276-2000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

    Title of each class    Trading Symbol(s)    Name of each exchange on which registered

    Common Stock (no par value)    LLY    New York Stock Exchange
    7 1/8% Notes due 2025    LLY25    New York Stock Exchange
    1.625% Notes due 2026    LLY26    New York Stock Exchange
    2.125% Notes due 2030    LLY30    New York Stock Exchange
    0.625% Notes due 2031    LLY31    New York Stock Exchange
    0.500% Notes due 2033    LLY33    New York Stock Exchange
    6.77% Notes due 2036    LLY36    New York Stock Exchange
    1.625% Notes due 2043    LLY43    New York Stock Exchange
    1.700% Notes due 2049    LLY49A    New York Stock Exchange
    1.125% Notes due 2051    LLY51    New York Stock Exchange
    1.375% Notes due 2061    LLY61    New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR§240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

Beginning with the press release announcing its financial results for the quarter ended March 31, 2022 (the “Earnings Release”), Eli Lilly and Company (the “Company”) will not include adjustments for upfront charges and development milestones related to in-process research and development (“IPR&D”) projects acquired in a transaction other than a business combination in presentations of its non-GAAP financial measures. The Company is making these changes to its presentation of non-GAAP financial measures following guidance from the U.S. Securities and Exchange Commission (the “SEC”). The Company currently anticipates that charges related to acquired IPR&D projects for the quarter ended March 31, 2022 were approximately $165 million, resulting in an approximate $0.15 impact to the Company’s earnings per share, although the Company has not yet finalized its results for the period and therefore actual amounts could differ from those the Company currently anticipates. In conjunction with the Earnings Release, the Company intends to make available certain unaudited historical financial information reflecting the updated presentation of its non-GAAP financial measures on the Investors page of the Company’s website.

The information in this Item 2.02 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as otherwise expressly stated in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains management’s current intentions and expectations for the future, including with respect to the Company’s anticipated charges related to acquired IPR&D projects for the quarter ended March 31, 2022, and the related impact to the Company’s earnings per share, all of which are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Actual results may differ due to various factors, including those discussed in the Company’s latest Annual Report on Form 10-K and subsequent filings with the SEC, and additional procedures the Company will undertake to finalize its results for the period that could result in changes to the Company’s preliminary estimates described herein. For additional information, please see the Company’s filings with the SEC. Investors should not place undue reliance on forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. Except as is required by law, the Company expressly disclaims any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELI LILLY AND COMPANY
(Registrant)

By:	/s/ Anat Hakim
Name:	Anat Hakim
Title:	Senior Vice President, General Counsel and Secretary
Date:	April 14, 2022